UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8878 Covenant Avenue, Suite 209 Pittsburgh, PA		15237
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this amendment to our Report on Form 8-K for the events of November 15, 2016, filed with the Securities Exchange Commission on that same date (the “Form 8-K”), is to update the disclosure to report that the Company signed a revised Letter of Intent (“LOI”) replacing the “non-binding” language with “binding” language.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

In the interest of full disclosure, the Company hereby discloses the following non-public information:

On November 15, 2016, the Company approved the signing of a non-binding Letter of Intent (“LOI”) for the acquisition of all assets, trade secrets, intellectual property, and proprietary information of Patriot Bioenergy Corporation, a Kentucky corporation (“Patriot”).  On December 6, 2016, the Company and Patriot signed a revised LOI replacing the “non-binding” language with “binding” language.  If after a period of due diligence all terms and conditions are agreed and conditions to Closing are met, definitive agreements would be executed.  If Closing occurs as anticipated, these transactions would be dilutive to existing shareholders.  No assurance can be had that the above transactions will be satisfactorily concluded.  If these transactions are in fact concluded, the acquisitions will be reported in a report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC.

December 6, 2016	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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